Exhibit 99.2

UNAUDITED PROFORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On July 1, 2014, Albany Molecular Research, Inc., a Delaware corporation (“AMRI”, or the “Company”), ALO Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of AMRI (“Acquisition Sub”), Oso BioPharm Holdings, LLC (the “Seller”) and Oso BioPharmaceuticals Manufacturing, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller (“OsoBio”), completed the Closing of the purchase of OsoBio by the Acquisition Sub (the “Transaction”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), which was previously announced in a separate 8-K filed on June 2, 2014. AMRI announced that upon completion of the Transaction, OsoBio would become a wholly-owned subsidiary of AMRI through the Acquisition Sub.

On April 4, 2014 (the “Closing Date”), the Company completed a merger (the “Merger”) pursuant to an Agreement and Plan of Merger, dated March 22, 2014 (the “Merger Agreement”), by and among the Company, AlCu Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Cedarburg Pharmaceuticals, Inc., a Delaware corporation (“Cedarburg”), and James Gale, solely in his capacity as initial Holder Representative (as defined in the Merger Agreement). The Company announced that upon consummation of the Merger, Merger Sub merged with and into Cedarburg, with Cedarburg continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

The following unaudited pro forma combined condensed balance sheet as of June 30, 2014 and the unaudited combined condensed statements of operations for the six months ended June 30, 2014 and the year ended December 31, 2013 are based on the separate historical financial statements of the Company, OsoBio, and Cedarburg after giving effect to the acquisitions and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet presents the Company’s historical financial position combined with OsoBio as if the OsoBio acquisition had occurred on June 30, 2014. The unaudited pro forma combined condensed statements of operations are presented as if the acquisitions and financing required to fund the acquisitions had occurred on January 1, 2013 and combines the historical results of the Company, OsoBio, and Cedarburg for the six months ended June 30, 2014 and for year ended December 31, 2013. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. The purchase price for the OsoBio acquisition was approximately $109.2 million, and the purchase price for the Cedarburg acquisition was approximately $39.0 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the allocation of the purchase prices to the assets acquired and the liabilities assumed has not been made, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase prices could differ from the pro forma allocation included herein. Amounts preliminarily allocated to intangible assets and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in depreciation and amortization expense.

The unaudited pro forma combined condensed statements of operations are provided for illustrative purposes only. The unaudited pro forma combined condensed statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma combined condensed statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma combined condensed statements of operations should be read together with the accompanying notes to the unaudited pro forma combined condensed statements of operations, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 and the historical financial statements of OsoBio and accompanying notes for the years ended December 31, 2013 and 2012, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2014

(dollars in thousands)

	AMRI	OsoBio Manufacturing	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$130,417	$2,223	$(109,194	)(a)	$23,446
Restricted cash	6,467	—	—		6,467
Accounts receivable, net	58,480	6,272	—		64,752
Royalty income receivable	6,541	—	—		6,541
Inventory	44,277	6,459	—		50,736
Prepaid expenses and other current assets	10,325	1,990	—		12,315
Deferred income taxes	4,311	—	—		4,311
Total current assets	260,818	16,944	(109,194)		168,568

Property and equipment, net	131,619	15,998	18,500	(b)	166,117
Notes hedges	87,964	—	—		87,964
Goodwill	16,866	—	49,957	(c)	66,823
Intangible assets and patents, net	15,348	—	16,500	(d)	31,848
Deferred income taxes	1,876	—	—		1,876
Other assets	5,659	—	—		5,659
Total assets	$520,150	$32,942	$(24,237)		$528,855
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$32,685	$7,428	—		$40,113
Deferred revenue and licensing fees	9,038	644	—		9,682
Arbitration reserve	669	—	—		669
Income taxes payable	6,651	—	—		6,651
Accrued pension benefits	681	—	—		681
Current installments of long-term debt	406	—	—		406
Total current liabilities	50,130	8,072	—		58,202

Long-term liabilities:
Long-term debt, excluding current installments	122,154	—	—		122,154
Notes conversion derivative	87,964	—	—		87,964
Deferred licensing fees	975	—	—		975
Pension and postretirement benefits	4,474	—	—		4,474
Payable to parent company	—	11,375	(11,375	)(e)	—
Deferred income taxes	71	—	—		71
Other long-term liabilities	1,071	633	—		1,704
Total liabilities	266,839	20,080	(11,375)		275,544

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	379	—	—		379
Additional paid-in capital	240,355	—	—		240,355
Retained earnings	90,134	12,862	(12,862	)(f)	90,134
Accumulated other comprehensive loss, net	(10,083)	—	—		(10,083)
	320,785	12,862	(12,862)		320,785
Less, treasury shares at cost	(67,474)	—	—		(67,474)
Total stockholders’ equity	253,311	12,862	(12,862)		253,311
Total liabilities and stockholders’ equity	$520,150	$32,942	$(24,237)		$528,855

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2014

(dollars in thousands)

	AMRI	Cedarburg (g)	OsoBio Manufacturing	Pro Forma Adjustments		Pro Forma Combined

Contract revenue	$112,512	$1,790	$24,063	$-		$138,365
Recurring royalties	14,988	-	-	-		14,988
Total revenue	127,500	1,790	24,063	-		153,353

Cost of contract revenue	86,648	2,511	22,825	567	(h)	112,551
Technology incentive award	1,017	-	-	-		1,017
Research and development	207	-	-	-		207
Selling, general and administrative	23,376	2,453	3,190	(2,504	)(i)(k)	26,515
Postretirement benefit plan settlement gain	(1,285)	-	-	-		(1,285)
Restructuring charges	1,272	-	-	-		1,272
Impairment charges	3,718					3,718
Total operating expenses	114,953	4,964	26,015	(1,937)		143,995

Income (loss) from operations	12,547	(3,174)	(1,952)	1,937		9,358

Interest expense, net	(5,681)	(39)	-	43	(l)	(5,677)
Other (expense) income, net	(232)	(13)	93	-		(152)

Income (loss) before income tax expense	6,634	(3,226)	(1,859)	1,980		3,529

Income tax (benefit) expense	(590)	(1,129)	-	42	(n)	(1,677)

Income (loss) from continuing operations	7,224	(2,097)	(1,859)	1,938		5,206

Loss from discontinued operations, net of tax	-	(112)	-	-		(112)

Net income (loss)	$7,224	$(2,209)	$(1,859)	$1,938		$5,094

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(dollars in thousands)

	AMRI	Cedarburg	OsoBio Holdings	Pro Forma Adjustments		Pro Forma Combined

Contract revenue	$210,001	$16,227	$47,777	$-		$274,005
Recurring royalties	36,574	-	-	-		36,574
Total revenue	246,575	16,227	47,777	-		310,579

Cost of contract revenue	171,923	9,815	34,786	1,342	(h)	217,866
Technology incentive award	2,767	-	-	-		2,767
Research and development	414	-	-	-		414
Selling, general and administrative	42,256	2,289	5,356	2,557	(j)(k)(n)	52,458
Restructuring charges	1,857	-	-	-		1,857
Impairment charges	7,183					7,183
Total operating expenses	226,400	12,104	40,142	3,899		282,545

Income (loss) from operations	20,175	4,123	7,635	(3,899)		28,034

Interest expense, net	(1,244)	(145)	(73)	(9,954	)(l)(m)(n)	(11,416)
Other income (expense), net	772	35	(29)	-		778

Income (loss) before income tax expense	19,703	4,013	7,533	(13,853)		17,396

Income tax expense (benefit)	7,023	1,192	-	(2,212	)(o)	6,003

Income (loss) from continuing operations	12,680	2,821	7,533	(11,641)		11,393

Loss from discontinued operations, net of tax	-	(2,683)	-	-		(2,683)

Net income (loss)	$12,680	$138	$7,533	$(11,641)		$8,710

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transactions and Basis of Presentation

On July 1, 2014, the Company completed the purchase of OsoBio Pharmaceuticals Manufacturing LLC (OsoBio), a contract manufacturer of highly complex injectable drug products located in Albuquerque, NM. The preliminary estimated aggregate purchase price is $109,194.

For the purposes of these pro forma financial statements, the estimated aggregate purchase price has been preliminarily allocated based on an estimate of the fair value of assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for OsoBio is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed consolidated combined financial statements. The following table summarizes the allocation of the preliminary estimated aggregate purchase price to the estimated fair value of the net assets acquired:

Assets Acquired
Cash	$2,223
Accounts receivable	6,272
Inventory	6,459
Prepaid expenses and other current assets	1,990
Property and equipment	34,498
Goodwill	49,957
Intangible assets	16,500
Total assets acquired	$117,899

Liabilities Assumed
Accounts payable and accrued expenses	$7,428
Deferred revenue	644
Other long-term liabilities	633
Total liabilities assumed	8,705
Net assets acquired	$109,194

On April 4, 2014, the Company completed the purchase of all of the outstanding shares of Cedarburg Pharmaceuticals, Inc. (Cedarburg), a contract developer and manufacturer of technically complex active pharmaceutical ingredients (“API’s”) for both generic and branded customers, located in Grafton, WI and Denver, CO. The preliminary estimated aggregate purchase price is $38,951.

2.	Unaudited Pro Forma Condensed Combined Financial Statement Adjustments

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

There were no intercompany balances or transactions between the Company and OsoBio as of the dates for the periods of these pro forma condensed combined financial statements. The Company has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the preliminary cash purchase price in connection with the OsoBio acquisition.
(b)	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired property and equipment.
(c)	Represents the preliminary estimated goodwill associated with the OsoBio acquisition.
(d)	Represents acquisition accounting adjustment for the preliminary estimated fair value of acquired intangible assets.
(e)	Represents the outstanding OsoBio Manufacturing intercompany debt owed to OsoBio Holdings that was forgiven by OsoBio Holdings at closing.
(f)	Retained earnings balance of OsoBio that is eliminated in purchase accounting.

Unaudited Pro Forma Condensed Combined Statements of Operations

(g)	Cedarburg results included in the condensed combined statement of operations for the six months ended June 30, 2014 represent the financial results of Cedarburg for the period January 1, 2014 through April 4, 2014 prior to the acquisition of Cedarburg by the Company. The financial results for Cedarburg for the period April 4, 2014 through June 30, 2014 subsequent to the acquisition are included in AMRI’s financial results in the condensed combined statement of operations for the six months ended June 30, 2014.
(h)	Represents depreciation expense for the three months ended March 31, 2014 and the year ended December 31, 2013 of $104 and $412, respectively, related to the revaluation of acquired property and equipment at Cedarburg, as well as depreciation expense for the six months ended June 30, 2014 and the year ended December 31, 2013 of $463 and $925, respectively, related to the revaluation of acquired property and equipment at OsoBio.
(i)	To reduce acquisition-related costs of $1,652 and $1,548, respectively, that are included in the historical financial results of the Company and Cedarburg for the six months ended June 30, 2014 that would have been incurred in the year ended December 31, 2012 assuming a January 1, 2013 acquisition date.
(j)	To add acquisition-related costs of $514 and $310, respectively, that are included in the historical financial results of the Company and Cedarburg for the six months ended June 30, 2014 that would have been incurred in the year ended December 31, 2013 assuming a January 1, 2013 acquisition date.
(k)	Represents amortization expense for the three months ended March 31, 2014 and the year ended December 31, 2013 of $171 and $684, respectively, related to acquired intangible assets at Cedarburg, as well as amortization expense for the six months ended June 30, 2014 and the year ended December 31, 2013 of $525 and $1,050, respectively, related to acquired intangible assets at OsoBio.

(l)	To eliminate interest expense that is included in the historical financial results of Cedarburg for the six months ended June 30, 2014 and the year ended December 31, 2013 of $43 and $99, respectively, due to the payment of outstanding debt balances by the Company at the time of acquisition.
(m)	The Company funded the acquisitions of Cedarburg in April 2014 and OsoBio in July 2014 utilizing the proceeds from a private offering of $150,000 aggregate principal amount of 2.25% Cash Convertible Senior Notes (the “Notes”) that was completed in December 2013. The Company did not have sufficient cash on hand to complete the acquisitions of Cedarburg and OsoBio as of January 1, 2013. For the purposes of presenting the pro forma condensed combined statement of operations for the year ended December 31, 2013, the Company has assumed that the Notes were issued on January 1, 2013 to fund the acquisitions of Cedarburg and OsoBio as of that date. The pro forma condensed combined statement of operations for the year ended December 31, 2013 reflects the recognition of interest expense that would have been incurred on the Notes had they been issued on January 1, 2013. The Company has recorded $10,074 of pro forma interest expense on the Notes for the purposes of presenting the pro forma condensed combined statement of operations for the year ended December 31, 2013.
(n)	To eliminate selling, general and administrative expense of $1 and interest expense of $21 included in consolidated statement of operations of OsoBio Holdings, LLC and Subsidiaries for the year ended December 31, 2013 that were not related to the OsoBio Manufacturing business acquired by the Company.
(o)	To record tax effects at the applicable statutory rates associated with the pro forma adjustments recorded in the combined condensed statements of operations, as well as to record the tax effects of the pre-tax (loss) income of OsoBio included in the combined condensed statements of operations at the applicable statutory rates.